RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

FOOTHILL CAPITAL CORPORATION
11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California  90025-3333
Attn:  Loan Security Dept.



                    SUBORDINATION AGREEMENT


NOTICE TO SUBORDINATED CREDITORS: THIS SUBORDINATION AGREEMENT
RESULTS IN YOUR SECURITY INTEREST AND OTHER INTERESTS IN THE
REAL PROPERTY BECOMING SUBJECT AND SUBORDINATE TO SOME OTHER OR
LATER SECURITY INSTRUMENT.


STATE OF NORTH CAROLINA  )
                         ) ss.
COUNTY OF VANCE          )


          SUBORDINATION AGREEMENT, dated as of May 21, 1996, among (1) FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), as Agent for itself and the other financial institutions ("Lenders") who may from time to time be parties to the Loan Agreement, as defined below (Foothill, as Agent and as Lender in the Loan Agreement, as defined below, and all Lenders therein are collectively, the "Banks") under that certain Loan and Security Agreement (the "Loan Agreement") dated as of even date herewith among Rose's Stores, Inc., a Delaware corporation ("Mortgagor") and the Banks and (2) M.J. SHERMAN & ASSOCIATES, INC., a New York corporation, as trustee (the "Trade Trustee") under that certain Letter of Credit and Mortgage Trust Agreement dated as of May _, 1995 between Mortgagor and the Trade Trustee, as amended by that certain Consent and Amendment to Subordination Agreement (the "Amendment to Subordination") dated April 29, 1996, and executed by The First National Bank of Boston ("FNBB"), The CIT Group/Business Credit, Inc. ("CIT"), BankAmerica Business Credit, Inc., Congress Financial Corporation (New England), NatWest Bank, N.A., LaSalle Business Credit, Inc., Sanwa Business Credit Corporation, and Trade Trustee (as amended, the "Trade Credit Trust Agreement"), and
(3) ALAN H. PETERSON, Substitute Trustee, whose address is Two Hanover Square, 434 Fayatteville Street, Mall, Raliegh, North Carolina 27602, as Trustee under the PAGE

Subordinate Mortgage, as defined below (the "Subordinate Mortgage
Trustee").

                         R E C I T A L S

       A. WHEREAS, that certain real property, and all improvements and fixtures thereon, which is located in the County of Vance, State of North Carolina, and whose legal description is set forth on Exhibit "A" attached hereto and hereby incorporated herein by reference (the "Mortgaged Property") is encumbered by the following deeds of trust:

            (i) That certain Deed of Trust, Assignment of Rents and Security Agreement (the "Old Senior Mortgage") executed by Mortgagor, as trustor and FNBB as "Administrative Agent" and for itself as a "Bank" under that certain Revolving Credit Agreement (the "Old Loan Agreement") dated as of April 28, 1995 entered into among Mortgagor, FNBB, and CIT as a "Bank" under the Old Loan Agreement, as beneficiary, dated as of April 27, 1995 and recorded on April 27, 1995 in Book 748, at Page 729 in the office of the Register of Deeds of the County of Vance, State of North Carolina (the "Official Records").

            (ii) That certain Second Deed of Trust, Assignment of Rents and Security Agreement (the "Subordinate Mortgage") dated as of May 8, 1995 executed by Mortgagor, as trustor to the Subordinate Mortgage Trustee, as trustee for the benefit of the Trade Trustee, as beneficiary, recorded in Book 749, at Page 499 in the Official Records, which Second Deed of Trust was amended by the certain First Amendment to Second Deed of Trust, Assignment of Rents and Security Agreement dated as of April 29, 1996 and thereafter recorded in the Official Records.

       WHEREAS, the Subordinate Mortgage is subordinate, junior, and subject to the Old Senior Mortgage, both by operation of law and as a result of that certain Subordination Agreement dated May 8, 1995 and executed by FNBB, CIT, and the Trade Trustee, as amended by the Amendment to Subordination;

       WHEREAS, contemporaneously herewith, the Banks are extending financial accommodations to Mortgagor by means of the Loan
Agreement;

       WHEREAS, the obligations of Mortgagor under the Loan Agreement shall be secured by those certain two Future Advance Deeds of Trust, Assignments of Rents, and Security Agreements of even date herewith (the "Senior Mortgage"), executed by Mortgagor, as trustor, to David L. Huffstetler, as trustee, for the PAGE benefit of Foothill, in its capacity as agent for the Banks, as beneficiary, which Senior Mortgage shall be recorded in the Official Records;

          WHEREAS, the Trade Trustee has a direct financial stake in the financial health of Mortgagor and will benefit from the loans and advances to be made by the Banks under the Loan
Agreement;

          WHEREAS, the Banks are unwilling to enter into the Loan Agreement unless the Trade Trustee executes and delivers this Agreement;

          WHEREAS, the Subordinate Mortgage at present is subordinate, junior, and subject to the Old Senior Mortgage and the Trade Trustee acknowledges and consents to the subordination to the Senior Mortgage of its Subordinate Mortgage, which Subordinate Mortgage would be senior to the Senior Mortgage but for this Agreement and the Trade Trustee has requested the Subordinate Mortgage Trustee to join with it in the execution of this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, of the premises, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.

               (a) Capitalized terms used in this Agreement shall have the same meaning given to them in the Loan Agreement. In addition, the following terms shall have the indicated meanings whenever identified by initial capital letters (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                    "Agreement" means this Subordination
Agreement.

                    "Drawing Event" shall mean any of the
following events occurring after the date hereof and on or before the Draw Termination Date:

                    (a)  there shall have occurred a default in
the payment of principal or interest on the obligations under and as defined in the Loan Agreement and such payment default shall have continued for a period of at least thirty (30) days and not been cured or waived at any time; or

                    (b)  the Mortgagor shall have commenced a
bankruptcy case under Section 301 of title 11 of the United
States Code; or

                    (c)  Foothill, in its capacity as agent for
the Banks, shall have, by notice in writing to Mortgagor, declared all amounts owing with respect to the Loan Agreement and to the Notes, if any, to be immediately due and payable.

                    "Draw Termination Date" means the earlier of (i) either (a) April 29, 1997 or (b) in the event and only in the event that there exists on April 29, 1997, a continuing default in the payment of principal or interest under and as defined in the Loan Agreement, the earlier of (x) the date thirty one (31) days after such payment default occurred, (y) the date such payment default has been cured or waived and (z) May 30, 1997 and (ii) in the event that the Mortgagor (or any successor by merger or otherwise) enters into a substitute working capital facility that is not by its terms secured by a security interest in the Mortgagor's inventory, the effective date of such facility.

                    "Plan" shall mean the Modified and Restated
First Amended Joint Plan of Reorganization of Rose's Stores. Inc. dated April 19, 1995 and approved by the United States Bankruptcy Court for the Eastern District of North Carolina on April 24, 1995 in the bankruptcy proceeding (Case
No. 93-013655-ATS) of Rose's Stores, Inc. as debtor and debtor in possession.

                    "Senior Indebtedness" means any indebtedness at any time owed by Mortgagor to the Banks under or on account of any of the Senior Loan Documents, including, but not limited to, indebtedness for principal, interest, reimbursement obligations, expenses, charges and other sums owed pursuant to the Senior Loan Documents, and any advances, readvances, extensions, or increases from time to time of any of the foregoing.

                    "Senior Liens" means any lien, mortgage, pledge, security interest, collateral assignment, charge or encumbrance of any kind pursuant to or created by the Senior
Mortgage or any of the other Senior Loan Documents.

                    "Senior Loan Documents" means, collectively, the Loan Agreement, all notes issued from time to time pursuant to the Loan Agreement (the "Notes"), if any, the Senior Mortgage and all other agreements and documents executed and delivered from time to time pursuant to or in connection with the Loan Agreement.

                    "Subordinate Indebtedness" means any
indebtedness at any time owed by Mortgagor and secured by the Subordinate Mortgage, including, but not limited to, the Trade Debt Note, expenses, charges and other sums owing pursuant to the Subordinate Loan Documents.

                    "Subordinate Liens" means any lien,
mortgage, pledge, security interest, collateral assignment, charge or encumbrance of any kind on the Mortgaged Property pursuant to or created by the Subordinate Loan Documents.

                    "Subordinate Loan Documents" means,
collectively, the Subordinate Mortgage, the Trade Debt Note and the Trade Credit Trust Agreement and all related documents, agreements and instruments evidencing or creating the Subordinate liens or the Subordinate Indebtedness.

                    "Trade Debt Note" means that certain Trade
Debt Note, dated the date hereof, in the maximum principal amount of Fifteen Million Dollars ($15,000,000) made by the Mortgagor to the Trade Trustee, as such note may from time to time be amended, amended and restated, supplemented, modified, extended or replaced.

                    "Trade Letter of Credit" means that certain letter(s) of credit issued by the Administrative Agent for the benefit of the Trade Trustee, as such letter of credit may be amended, amended and restated, supplemented, renewed, replaced or otherwise modified from time to time.

               (b)  References herein to each of the Loan
Agreement, the Notes, the Senior Mortgage, this Agreement, the Security Agreement and the other Senior Loan Documents shall mean, in the case of each such document, such document as amended, supplemented, modified, restated or assigned from time to time, including, without limitation, all consents and waivers issued under or in connection with any thereof. As set forth in Section 6 below, the Subordinate Loan Documents may not be amended, amended and restated, supplemented, modified, extended or replaced or assigned, and the Subordinate Indebtedness may not be increased or extended, without the prior written consent of the Banks in each instance.

               (c) As employed herein, the term "Banks" means Foothill, as Agent for Lenders and for itself as Lender, and all Lenders under the Loan Agreement. Trade Trustee acknowledges that additional lending institutions may from time to time become Lenders under the Loan Agreement and that from time to time one or more lending institutions that are Lenders under the Loan Agreement may cease to be one of the Lenders under the Loan Agreement. Accordingly, as employed herein the term Lenders means each lending institution that as of any date of determination is a Lender under the Loan Agreement.

         2.    Subordination of Liens.

               (a) By means of this Agreement, the Subordinate Mortgage and all other Subordinate Liens, and all the rights, powers, and privileges of the Subordinate Mortgage Trustee and the Trade Trustee thereunder are hereby made unconditionally subject, subordinate, junior, and inferior to the Senior Mortgage and all other Senior Liens, with full knowledge and understanding of the effect thereof by Trade Trustee. The Trade Trustee agrees and acknowledges that the Banks have a first priority perfected security interest in the Mortgaged Property pursuant to the Senior Mortgage, the other Senior Loan Documents, and the Plan. The Subordinate Liens are and shall remain subject and subordinate to the Senior Liens, regardless of the actual order of attachment, perfection, recordation or filing of the Senior Loan Documents evidencing the Senior Liens and of the Subordinate Mortgage and regardless of any provision in the Senior Loan Documents or the Subordinate Loan Documents, any applicable law or decision or any other circumstance; and the terms, conditions and covenants of the Subordinate Loan Documents and all of the rights of the Trade Trustee thereunder (including, without limitation, any rights of the Trade Trustee to insurance proceeds, condemnation awards and rents) are hereby made subject and subordinate to the terms, conditions and covenants of the Senior Loan Documents and all of the rights of the Banks thereunder. The Trade Trustee agrees not to contest or support any other person or entity, in contesting, in any proceeding the priority or the validity or enforceability of the Senior Liens.

               (b) In furtherance of the foregoing, but not in limitation thereof, the Trade Trustee hereby assigns and releases to the Banks (i) all of its right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Mortgaged Property or any part thereof, for payment of the Senior Indebtedness or other disposition thereof in accordance with the provisions of the Senior Loan Documents, and (ii) all of its right, title, interest or claim, if any, in and to all awards or other compensation made for any taking or condemnation of any part of the Mortgaged Property, for payment of the Senior Indebtedness or other disposition thereof in accordance with the provisions of the Senior Loan Documents. In the event that following any such payment or disposition of the insurance proceeds or condemnation awards any balance remains, then such excess shall be made payable to the order of the Trade Trustee to be allocated among the Trade Trustee, Mortgagor and such other parties as may be entitled thereto in accordance with the Subordinate Loan Documents and applicable law.

               (c)  During the term of this Agreement, the
Subordinate Liens shall be subject and subordinate to any and all leases, now existing or hereafter entered into, between Mortgagor and any third party for any part of the Mortgaged Property.

          3. Enforcement Action by the Trade Trustee. The Trade Trustee agrees that, so long as this Agreement is in effect, it will not, without the prior written consent of the Banks, take any action to foreclose or realize upon any of the Subordinate Loan Documents or the Subordinate Liens or commence, prosecute or participate in any administrative, legal or equitable action, or take any other enforcement action, or assert any right or remedy whatsoever against Mortgagor or the Mortgaged Property under the Subordinate Loan Documents, whether under applicable state law, in any Bankruptcy Proceeding (as defined in Section 5 hereof) or otherwise, unless, in the case of each such action (hereinafter an "Enforcement Action"), at or prior to the time at which the Trade Trustee wishes to take such Enforcement Action, all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of the Senior Loan Documents shall have terminated. The Trade Trustee waives any equitable rights to marshalling of assets or proration of security interests and agrees that it shall not, without first obtaining the written consent of the Banks, join as a party defendant in any suit to enforce its rights under the Subordinate Loan Documents any lessee under any lease of any portion of the Mortgaged Property. The Trade Trustee shall immediately assign and pay over to the Banks any property (or the proceeds thereof) acquired by the Trade Trustee in contravention of this Agreement.

          4. Other Prior Liens. The Trade Trustee shall not acquire, by subrogation or otherwise, any lien upon or other estate, right or interest in the Mortgaged Property or any part thereof (including but not limited to any such lien, estate, right or interest which may arise in respect of real estate taxes or assessments or other governmental charges) which is or may be prior in right to the Senior Liens.

          5. Bankruptcy of Mortgagor. Any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to Mortgagor or the Mortgaged Property, or any proceedings for voluntary liquidation, dissolution or other winding up of Mortgagor, whether or not involved in insolvency or bankruptcy is hereinafter referred to as a "Bankruptcy Proceeding"). The Trade Trustee agrees not to take any action in opposition to the Banks in any Bankruptcy Proceeding with respect to the Senior Mortgage or the Mortgaged Property, or any position inconsistent with any position taken by the Banks in any Bankruptcy Proceeding and to exercise its rights and remedies in any Bankruptcy Proceeding with respect to the Subordinate Mortgage or the Mortgaged Property in such a manner as Senior Mortgagee may direct.

          6. Additional Prohibited Actions. The Trade Trustee shall not amend, supplement, modify, restate or assign, or grant any waivers, consents or extensions under, the Subordinate Loan Documents or any of them, without first receiving the written consent of the Banks thereto in each instance, which consent may be withheld in the sole and absolute discretion of the Banks. Any such amendment, supplement, modification, restatement, assignment extension, waiver or consent in violation of the foregoing shall be void.

          7.   Notice of Default under Subordinate Loan
Documents. The Trade Trustee shall promptly after becoming aware thereof notify the Banks of any default under the Subordinate Loan Documents or a request or direction by the beneficiaries of the Trade Credit Trust Agreement or the Trade

Committee (as defined in the Trade Credit Trust Agreement) that a drawing be made under the Trade Letter of Credit or that the Trustee take any action including, without limitation, the exercise of remedies in respect of the Subordinate Mortgage or the Subordinate Liens. The Trade Trustee shall deliver to the Banks a copy of any notice of default or similar notice delivered to Mortgagor under the Subordinate Loan Documents, such delivery to be made simultaneously with the delivery of the notice of default or similar notice to Mortgagor.

          8.   Releases; Consents; Further Action.

               (a) At any time and from time to time upon or after the Banks or a designee of the Banks take any action to foreclose or realize upon any of the Senior Loan Documents or the Senior Liens or commence, prosecute or participate in any administrative, legal or equitable action, or take any other enforcement action, or assert any right or remedy whatsoever against Mortgagor or the Mortgaged Property under the Senior Loan Documents, whether under applicable state law, in any Bankruptcy Proceeding (as defined in Section 5 hereof) or otherwise, the Trade Trustee shall promptly perform such acts and execute and deliver to the Banks such documents and instruments to release, or evidence the release of, all or any part of the Mortgaged Property from the Subordinate Mortgage or the Subordinate Liens as the Banks or a designee of the Banks may request.

               (b)  If the Banks shall propose to grant any
waiver or consent under any of the Senior Loan Documents, the Trade Trustee shall, promptly following request therefor from the Banks, execute and deliver to the Banks such agreements as shall be reasonably requested by the Banks to evidence the waiver or consent of the Trade Trustee under the Subordinate Loan Documents to the same matter or thing constituting the subject of such proposed waiver or consent by the Banks, which waiver or consent of the Trade Trustee shall become effective concurrently with the effectiveness of such waiver or consent given by the Banks.

               (c)  The Trade Trustee agrees at any time to
execute and deliver to the Banks for recording or filing, at the Mortgagor's sole cost and expense and at the request of the Banks (or at the cost and expense of the Banks if the Mortgagor is unable to pay such costs and expenses), such amendments to any Subordinate Loan Documents as the Banks in its reasonable discretion shall consider necessary or appropriate to establish or to evidence the priority of the Senior Liens established pursuant to this Agreement, and shall take all such steps as shall be necessary or appropriate or as the Banks may direct to maintain such priority in effect and of record. The Trade Trustee agrees at any time and from time to time to take all such other and further action as the Banks shall reasonably request in order to effectuate the intent of this Agreement and the rights and priorities of the Banks hereunder.

               (d) The Trade Trustee agrees and acknowledges that notwithstanding anything in the Subordinate Loan Documents to the contrary, it shall not draw under the Trade Letter of Credit unless a Drawing Event occurs.

          9. Mortgagor's Obligations to the Trade Trustee Unimpaired. Nothing contained in this Agreement is intended to or shall operate to impair, as between Mortgagor and the Trade Trustee, the obligation of Mortgagor, which is unconditional and absolute (except for the conditions imposed by this Agreement), to pay the Subordinate Indebtedness.

          10. Action by Banks. The signature by Foothill (or its successor as Agent under the Loan Agreement) on any consent, request, demand or other action taken in writing hereunder shall constitute conclusive evidence that the same constitutes the consent, request, demand or other action of the Banks for the purposes of this Agreement.

          11. Termination. This Agreement shall remain in full force and effect until the earlier of the date on which (a) the Senior Indebtedness shall have been paid in full in cash and all commitments under the Senior Loan Documents shall have been permanently terminated and Banks shall have satisfied and cancelled of record the Senior Mortgage, and (b) the term of the Subordinate Mortgage shall have expired and the Subordinate Mortgage and all other instruments or filings evidencing the Subordinate Liens shall have been cancelled of record.

          12. Release of Subordinate Mortgage; Trade Letter of Credit. In the event a Drawing Event has not occurred on or prior to the Draw Termination Date, the Trade Trustee agrees to
(i) release the Subordinate Mortgage and all Subordinate Liens and execute and deliver to the Banks such documents and perform such other acts as are requested by the Banks to effectuate such release and (ii) return for cancellation all documents and certificates related to the Trade Letter of Credit and take all other actions requested by the Banks to effectuate such cancellation. Without limiting the generality of the foregoing, and in order to effectuate the provisions of this paragraph and paragraph 8(a), the Trade Trustee is delivering together with this Agreement fully executed and acknowledged release instruments and documents to be held in escrow by the Agent.
The Trade Trustee agrees and acknowledges that the Agent may deliver such instruments and documents from escrow to the Banks and the Banks may file or record such release instruments and documents and complete or add any required information (including recording information for the Subordinate Mortgage) in the event that the Banks have not received notice of a Drawing Event on or before the Draw Termination Date or a Drawing Event has not occurred on or before the Draw Termination Date.

          13. Extension of Trade Letter of Credit. Provided that no Draw Termination Date has occurred prior to such time, in the event that on or after April 1, 1997 and on or before April 29, 1997, there occurs a default in the payment of principal or interest under and as defined in the Loan Agreement, the Trade Trustee shall have the right, if such payment default is continuing and has not been cured or waived, to extend the expiration date of the Trade Letter of Credit to the earlier of (i) the date thirty one (31)) days after such payment default occurred and (ii) May 30, 1997 in accordance with the terms of the Trade Letter of Credit. If such default in the payment of principal or interest under and as defined in the Loan Agreement is cured or waived after the date of the occurrence thereof, and the expiration date of the Trade Letter of Credit has been extended as provided in the preceding sentence, the Trade Trustee agrees, promptly upon the occurrence of the later of (i) April 30, 1997 and (ii) the date that such payment default has been cured or waived, to return for cancellation all documents and certificates related to the Trade Letter of Credit and take all other actions requested by the Banks to effectuate such cancellation.

          14. No Waiver. The failure of the Banks to avail itself of any of the terms, covenants and conditions of this Agreement for any period of time or at any time or times shall not be construed or deemed to be a waiver of the right to do so, and nothing herein contained, nor anything done or omitted to be done by the Banks pursuant hereto shall be deemed a waiver by the Banks of any of its rights or remedies under any of the Senior Loan Documents.

          15. Binding Effect. This Agreement shall be binding upon the Trade Trustee and its successors and assigns and shall inure to the benefit of the Banks and their successors and assigns.

          16. Amendment. No amendment or waiver of any provision of this Agreement or consent to any departure by the Trade Trustee from the terms of hereof shall in any event be effective unless the same shall be in writing and signed by the Banks and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          17. Notices. Any notice, demand or request required hereunder shall be given in writing by any of the following means: (i) personal service; (ii) registered or certified first class mail, postage prepaid, return receipt requested; or (iii) by a nationally recognized overnight courier service, addressed in each case as follows:

               If to the Banks, to:

                    Foothill Capital Corporation
                    11111 Santa Monica Blvd.
                    Suite 1500
                    Los Angeles, California 90025-3333
                    Attention:  Business Finance Division
                                Manager

               If to the Trade Trustee, to:

                    M.J. Sherman & Associates, Inc.
                    333 East 68th Street
                    New York N.Y. 10021
                    Attention:  Michael J. Sherman

Such addresses may be changed by notice to the other parties given in the same manner as above provided. The first to occur of the date of execution of a receipt or four (4) days after the date of mailing by certified or registered mail shall constitute delivery of notice by mail. The date on which personal delivery with receipt acknowledged or courier delivery with receipt acknowledged is made shall constitute the date of delivery by such means.

          18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

          19. Headings. The section headings herein in no way define, limit, extend or interpret the scope of this Agreement or of any particular section hereof.

          20. Number and Gender. When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa. References to any one gender shall include the neuter and the other gender, and references to the neuter shall include both genders, if applicable under the circumstances.

          21. Severability. In case any one or more of the provisions contained in this Agreement or any instrument evidencing or securing part or all of the Senior Indebtedness or the Senior Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provisions.

          22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          IN WITNESS WHEREOF, the parties have executed this Subordination Agreement, under seal, the day and the year first above written.

ATTEST:                                     FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


/s/ Signature not shown
__________ Secretary                        By:/s/ Signature not shown
[CORPORATE SEAL]                               Name:_________________________
                                               Title:________________________



ATTEST:                                     M.J. SHERMAN & ASSOCIATES, INC.,
                                            a New York corporation


/s/ Signature not shown
__________ Secretary                        By:/s/ Signature not shown
[CORPORATE SEAL]                               Name:_________________________
                                               Title:________________________



ATTEST:                                     SPRUILLCO, LTD.



/s/ Signature not shown                     By:/s/ Signature not shown
__________ Secretary                           Name:_____________________
[CORPORATE SEAL]                               Title"____________________

PAGE

Acknowledged and Consented
to:

ROSE'S STORES, INC.,
a Delaware corporation


By:/s/ Signature not shown
   Name:____________________
   Title:___________________